UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2020

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2020, the board of directors (the “Board”) of Main Street Capital Corporation (“Main Street”) increased the size of the Board from ten to eleven directors and appointed Kay Matthews as a member to fill the vacancy created by the increase to serve the remainder of the current term. Ms. Matthews was also appointed to serve on the audit committee of the Board.  Main Street announced the appointment in a press release, which is attached hereto as Exhibit 99.1.

Ms. Matthews, age 61, retired in June 2019 after a successful 36-year career at Ernst & Young where she held several leadership roles for the global organization.  Most recently, Ms. Matthews served as a Vice Chair of the EY Americas Board, a member of the EY Global Practice Group, and the Managing Partner of EY’s West Region, with responsibility for all services delivered to clients in the region.  Ms. Matthews has served on the boards of directors of SVB Financial Group (NASDAQ: SIVB), whose businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries, since September 2019, and Coherent, Inc. (NASDAQ: COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions for scientific, commercial and industrial customers, since May 2019.  She also serves on each board’s audit committee.  Ms. Matthews is a certified public accountant and earned a Bachelor of Accounting degree, cum laude, from Texas Tech University.  She was the 2013 Texas Tech School of Accounting Distinguished Alumni, as well as a board member and member of the finance and retirement committees for KQED, the Northern California public television and radio station, through 2018.

Ms. Matthews will be entitled to receive compensation for her service on the Board consistent with Main Street’s director compensation program for non-employee directors, as described under the heading “Compensation of Directors” in Main Street’s proxy statement for its 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission, or SEC, on March 25, 2019. In connection with her appointment to the Board, Main Street entered into its standard indemnification agreement with Ms. Matthews, the form of which was previously filed with the SEC on September 21, 2007 as Exhibit (k)(13) to Pre-Effective Amendment No. 3 to Main Street’s Registration Statement on Form N-2 (File No. 333-142879).

The Board and its relevant committees have determined that Ms. Matthews qualifies as an independent director under the listing standards of the New York Stock Exchange, as not an “interested person” under Section 2(a)(19) of the Investment Company Act of 1940, as amended, and as an “audit committee financial expert” under SEC rules. There are no arrangements or understandings between Ms. Matthews and any other persons pursuant to which she was selected as director. There are no current or proposed transactions between Main Street and Ms. Matthews or her immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

99.1                        Press release dated January 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: January 7, 2020	By:		/s/ Jason B. Beauvais
		Name:	Jason B. Beauvais
		Title:	General Counsel